Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2025 relating to the financial statements of Hinge Health, Inc., appearing in the Registration Statement No. 333-285682 on Form S-1 of Hinge Health, Inc.

/s/ Deloitte & Touche LLP
San Francisco, California
May 21, 2025